UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

December 2, 2015
Date of Report (date of earliest event reported)

COPART, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-23255	94-2867490
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

14185 Dallas Parkway, Suite 300
Dallas, Texas 75254
(Address of principal executive offices, including zip code)

(972) 391-5000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
We held our 2015 annual meeting of stockholders on December 2, 2015 (the “Annual Meeting”). Of the 120,186,984 shares of our common stock outstanding as of the record date of October 7, 2015, 112,850,908 shares were represented at the Annual Meeting, either in person or by proxy, constituting approximately 94% of the outstanding shares of common stock. The matters voted on at the Annual Meeting and the votes cast with respect to each such matter are set forth below.

1.
Election of Directors. The stockholders elected the following nominees to serve as directors, each to hold office until the Company’s 2016 annual meeting of stockholders or until their respective successors are duly elected and qualified:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Willis J. Johnson	101,753,571	5,392,244	5,705,093
A. Jayson Adair	104,387,366	2,758,449	5,705,093
Matt Blunt	104,699,561	2,446,254	5,705,093
Steven D. Cohan	94,152,559	12,993,256	5,705,093
Daniel J. Englander	71,672,383	35,473,432	5,705,093
James E. Meeks	92,604,885	14,540,930	5,705,093
Vincent W. Mitz	93,688,050	13,457,765	5,705,093
Thomas N. Tryforos	94,173,332	12,972,483	5,705,093

2.
Approval of an Amendment to Certificate of Incorporation to Increase Authorized Shares. The stockholders approved the amendment to our Certificate of Incorporation to increase the maximum number of authorized shares of our common stock, from 180,000,000 authorized shares to 400,000,000 authorized shares, as disclosed in our proxy statement:

Votes For	Votes Against	Abstentions	Broker Non-Votes
71,474,410	40,766,281	610,217	—

3.
Advisory Vote on Approval of Executive Compensation. On an advisory (non-binding) basis, the stockholders approved the compensation of our named executive officers for the year ended July 31, 2015 as disclosed in our proxy statement:

Votes For	Votes Against	Abstentions	Broker Non-Votes
87,803,191	19,184,504	158,120	5,705,093

4.
Ratification of Appointment of Independent Registered Public Accounting Firm. The stockholders ratified the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2016, based on the following results of voting:

Votes For	Votes Against	Abstentions	Broker Non-Votes
111,432,927	1,403,703	14,278	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated:     December 4, 2015                 COPART, INC.

By:	/s/ Paul A. Styer
Paul A. Styer
Senior Vice President, General Counsel, and Secretary